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                                                                      EXHIBIT 23

                          Independent Auditors' Consent

The Board of Directors
MASSBANK Corp.

We consent to the incorporation by reference in the registration statement on Form S-8 of MASSBANK Corp. of our report dated January 15, 2004, with respect to the consolidated balance sheets of MASSBANK Corp. as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003, annual report on Form 10-K of MASSBANK Corp.

/s/ KPMG LLP

Boston, Massachusetts
March 12, 2004